Exhibit 99.1

Press Release                       FOR IMMEDIATE RELEASE
                                    ---------------------
                                    Contact: Thomas J. Noe, Investor Relations
                                    Telephone: (513) 870-3530
                                    E-Mail:  tnoe@pcbionline.com


                        PEOPLES COMMUNITY BANCORP, INC.
       ANNOUNCES NET EARNINGS FOR THE THREE AND NINE MONTHS ENDED
                                JUNE 30, 2004


     Cincinnati, Ohio (August 5, 2004) - Peoples Community Bancorp, Inc. (NASDAQ:PCBI), parent of Peoples Community Bank, West Chester, Ohio, announced today net earnings for the three months ended June 30, 2004 of $751,000, or $.21 diluted earnings per share compared to $966,000, or $.38 diluted earnings per share, for the three months ended June 30, 2003. For the nine months ended June 30, 2004, the Company reported net earnings of $2.2 million or $.78 diluted earnings per share compared to $2.7 million or $1.09 diluted earnings per share for the same period in 2003. The corresponding decrease in diluted earnings per share is partially due to the 53% increase in average shares outstanding period to period as a result of the stock offering completed in April 2004.

     The decreases in net earnings for the nine and three months ended June 30, 2004, compared to the same periods in 2003 were primarily due to increases in general, administrative and other expenses and a decrease in other income, which were partially offset by an increase in net interest income, a decrease in the provision for losses on loans and a decrease in federal income taxes. The increases in general, administrative and other expenses were primarily due to costs associated with the continued expansion of the Bank's branch network and infrastructure. Increases in employee compensation and benefits of $428,000 and $1.6 million, for the three and nine months ended June 30, 2004, respectively, compared to the same periods ended June 30, 2003, were due primarily to an increase in staffing levels to support the growth and branch structure of the Bank, normal merit increases, and an increase in health insurance and other employee benefits. Sixteen (16) employees were added in the acquisition of two Ohio branch offices from Ameriana Bank and Trust in September 2003. Increases in data processing of $93,000 and $353,000, for the three and nine months ended June 30, 2004, respectively, compared to the same periods ending June 30, 2003, reflect continued growth in loan and deposit accounts, as well as expenses related to the acquisition and conversion of accounts acquired from Ameriana and the costs associated with the full data conversion to a new core processor in June 2004.

     The increases in net interest income during the recent periods were due to continued growth in the loan portfolio and purchases of mortgage-backed securities that were partially offset by margin compression as yields on interest-earning assets fell more than those of interest- bearing liabilities. Although the provision for loan losses decreased in each of the three and nine month periods ended June 30, 2004 compared to the same periods in 2003, the Bank continues to make substantial provisions to the allowance for loan losses due to an increase in the overall loan portfolio and a shift in emphasis from single-family loans to multi-family, commercial, development, consumer and unsecured loans, which have a higher degree of risk compared to single-family loans.

     At June 30, 2004, the Company's assets totaled $852.2 million, an increase of $113.5 million, or 15.4%, compared to September 30, 2003. The increase in assets was comprised primarily of an increase of $74.1 million in mortgage-backed securities and an increase of $29.1 million in loans receivable, primarily funded by a $75.6 million increase in borrowings. Shareholders' equity totaled $74.7 million, or 8.8% of total assets, at June 30, 2004, an increase of $28.0 million, or 60.0%, over September 30, 2003 levels. Such increase was due to net earnings during the nine month period as well as net proceeds totaling $26.8 million from the rights offering completed in April 2004.

     In addition, the Company announced the retirement of Senior Vice President Dennis Slattery, Chief Operating Officer and the promotion of Teresa O'Quinn, to Executive Vice President and Chief Operating Officer. Further, the Company announced the hiring of Dale Shafer as Senior Vice President, a former Senior Manager with the accounting firm of Grant Thornton, LLP. As a result, Grant Thornton, LLP has resigned as the Company's external auditor for independence reasons and the Company has appointed BKD,LLP as the Company's external auditor for the fiscal year ending September 30, 2004

     Peoples Community Bancorp, Inc., headquartered in West Chester, Ohio, is the holding company for Peoples Community Bank. The Bank is a federally chartered savings bank with 12 full service offices in Butler, Warren and
Hamilton counties in southwestern Ohio.   The Bank is an independent community
bank, which offers a wide variety of financial services and products to customers throughout the Greater Cincinnati metropolitan area.

                        Peoples Community Bancorp, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                (In thousands)


        ASSETS                                       June 30,     September 30,
                                                         2004              2003
                                                     (unaudited)
Cash and cash equivalents                             $  13,119      $  10,023
Investment securities                                   221,280        146,426
Loans receivable                                        583,416        554,351
Fixed assets                                             16,787         13,056
Goodwill                                                  5,306          5,528
Other assets                                             12,258          9,299
                                                        -------       --------
        Total assets                                  $ 852,166      $ 738,683
                                                        =======        =======


        LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                              $ 464,342      $ 455,900
Borrowings                                              308,387        232,400
Other liabilities                                         4,732          3,684
                                                        -------        -------
        Total liabilities                               777,461        691,984

Shareholders' equity                                     74,705         46,699
                                                        -------        -------

        Total liabilities and shareholders' equity    $ 852,166      $ 738,683
                                                        =======        =======


                         Peoples Community Bancorp, Inc.
                 CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                    (In thousands, except per share data)
                                  (unaudited)


                                          Nine Months Ended   Three Months Ended
                                               June 30,            June 30,
                                            2004      2003     2004        2003



Total interest income                     $29,945   $28,112  $10,040     $ 9,292

Total interest expense                     14,606    14,052    4,879       4,603
                                           ------    ------   ------      ------
        Net interest income before
        provision for losses on loans      15,339    14,060    5,161       4,689
Provision for losses on loans               2,700     3,298      900       1,188
                                           ------    ------   ------      ------
        Net interest income after
        provision for losses on loans      12,639    10,762    4,261       3,501
Other income                                  832       929      236         644

General, administrative and other expense  10,064     7,555    3,360       2,681
                                           ------    ------   ------      ------

        Earnings before income taxes        3,407     4,136    1,137       1,464

Federal income taxes                        1,158     1,408      386         498
                                           ------    ------   ------      ------

        NET EARNINGS                      $ 2,249   $ 2,728  $   751     $   966
                                           ======    ======   ======      ======
        EARNINGS PER SHARE
          Basic                           $  0.79   $  1.10  $  0.21     $  0.39
                                           ======    ======   ======      ======

          Diluted                         $  0.78   $  1.09  $  0.21     $  0.38
                                           ======    ======   ======      ======